UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011

WASTE CONNECTIONS, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-31507	94-3283464
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2295 Iron Point Road, Suite 200, Folsom, CA	95630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 608-8200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on May 24, 2011 (the “Original Form 8-K”) relating to the Waste Connections, Inc. (the “Company”) Annual Meeting of Stockholders held on May 20, 2011 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation (each, a “say on pay vote”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Original Form 8-K, at the Annual Meeting, the Company’s stockholders voted to hold a say on pay vote every year. Based on these results, the Board of Directors has determined that the Company will hold say-on-pay votes every year until the next required advisory vote on the frequency of say-on-pay votes occurs or until the Board of Directors otherwise determines that a different frequency for say on pay votes is in the best interests of the stockholders. The next required advisory vote on the frequency for say on pay votes will occur no later than the Company’s 2017 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.
(Registrant)

Date: July 27, 2011	BY: /s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer